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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: December 23, 2003
Date of earliest event reported: December 9, 2003

BOISE CASCADE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
1111 West Jefferson Street P.O. Box 50 Boise, Idaho 83728-0001 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (208) 384-6161

Item 2.    Acquisition or Disposition of Assets.

        Effective December 9, 2003, pursuant to the Agreement and Plan of Merger dated July 13, 2003 ("Merger Agreement") by and among Boise Cascade Corporation ("Boise"), a wholly-owned subsidiary of Boise (the "Merger Subsidiary") and OfficeMax, Inc. ("OfficeMax"), the Merger Subsidiary was merged with and into OfficeMax, with OfficeMax continuing as the surviving corporation and a wholly-owned subsidiary of Boise. OfficeMax, an Ohio corporation, operates a chain of high-volume office products superstores. As of November 3, 2003, OfficeMax owned and operated 970 superstores in 49 states, Puerto Rico, the U.S. Virgin Islands and, through a majority owned subsidiary, in Mexico.

        At the effective time of the merger, each issued and outstanding share of OfficeMax common stock was converted into the right to receive, at the election of the holder and subject to proration, either (i) a number of shares of Boise common stock equal to the exchange ratio or (ii) $9.00 in cash, subject to increase or decrease as described below.

        The exchange ratio was determined by dividing $9.00 by the average of the closing sale prices for a share of Boise common stock on the New York Stock Exchange Transactions Tape (trading symbol: BCC) for each of the ten consecutive trading days ending with the second trading day prior to the closing date of the merger ("Boise Average Price"). If the Boise Average Price was greater than or equal to $25.77 per share or was less than or equal to $21.09 per share (the "Collar"), the Merger Agreement provided that the exchange ratio would be 0.3492 or 0.4268, respectively. If the Boise Average Price was above or below the Collar, the $9.00 per share in cash merger consideration was to be increased or decreased by the product of (i) the amount by which the Boise Average Price is above or below the Collar, (ii) the exchange ratio and (iii) 25%.

        The Boise Average Price used to determine the exchange ratio was $29.585 per share, and therefore the 0.3492 exchange ratio was used. Because the Boise Average Price was above the Collar, the $9.00 per share in cash merger consideration was increased to $9.3330 per share ($9.00 + ($29.585 - $25.77)(0.3492)(0.25)).

        The form of merger consideration received by OfficeMax shareholders was subject to proration depending upon, in the aggregate, the elections made by OfficeMax shareholders. The Merger Agreement provided that if the holders of more than or less than 60% of OfficeMax common shares elected to receive Boise common stock, the shareholder elections were to be prorated so that the number of OfficeMax common shares to be converted into Boise common stock would equal 60% of the OfficeMax common shares outstanding immediately prior to the effective time of the merger.

        OfficeMax had 130,380,901 common shares outstanding immediately prior to the merger. Based upon information reported by Wells Fargo Shareowner Services, the exchange agent for the merger: (i) effective elections were received for approximately 94% of OfficeMax's shares outstanding immediately prior to effective time of the merger ("OfficeMax Electing Shares"); (ii) holders of approximately 97.1% of the OfficeMax Electing Shares elected to receive Boise common stock; (iii) holders of approximately 2.8% of OfficeMax Electing Shares elected to receive cash; and (iv) holders of approximately 0.1% of the OfficeMax Electing Shares elected no consideration preference. As a result of proration, OfficeMax shareholders making an effective election to receive Boise stock received shares of Boise common stock in exchange for 65.9847% of their OfficeMax shares and cash consideration in exchange for 34.0153% of their OfficeMax shares. Thus, the OfficeMax shareholders electing Boise common stock received, for each OfficeMax share, approximately 0.230419 shares of Boise common stock (based on the Boise Average Price ($29.585), the exchange ratio (0.3492) and the proration percentage (65.9847%)) and approximately $3.1746 in cash. Any fractional shares were paid in cash. The OfficeMax shareholders who made an effective election to receive cash, an effective election of no consideration preference, or failed to make an effective election received $9.3330 in cash for each share of OfficeMax stock.

        The total cash amount payable by Boise for OfficeMax shares in the merger was approximately $486.8 million, and Boise issued approximately 27,316,955 shares of Boise common stock in the merger.

        Under the Merger Agreement, all OfficeMax restricted shares vested and became fully transferable. The Merger Agreement provided that all OfficeMax stock options granted under the OfficeMax stock options plans which were outstanding immediately prior to the effective time of the merger, whether vested or unvested, were to be cancelled as of the effective time of the merger in exchange for a lump sum cash payment equal to the product of (i) the excess, if any, of $9.00 over the applicable per share exercise price for that OfficeMax stock option, and (ii) the number of OfficeMax common shares subject to that OfficeMax stock option.

        In addition, in connection with the merger Boise agreed to permit OfficeMax to cancel all unvested options to purchase OfficeMax common shares prior to the effective time of the merger. Holders of unvested options to purchase OfficeMax common shares that consented to the cancellation of such unvested options became entitled to receive, immediately prior to the consummation of the merger, an amount in cash (less applicable income and employment tax withholding) per OfficeMax common share subject to such unvested options equal to the excess, if any, of the greater of $9.00 or the closing sale price of an OfficeMax common share on the date immediately preceding the date consent to such cancellation is granted, in either case, over the exercise price per share of such option. Holders that did not consent to the cancellation of their unvested options to purchase OfficeMax common shares prior to the merger received an amount in cash (less applicable income and employment tax withholding) per OfficeMax common share subject to such unvested options equal to the excess, if any, of $9.00 over the exercise price per share of such option pursuant to the provisions of the Merger Agreement. The total amount paid for cancelled options to purchase OfficeMax common shares was $36.3 million.

        The Boise common stock issued under the Merger Agreement was registered under the Securities Act of 1933 pursuant to Boise's registration statement on Form S-4 (File No. 333-107588) (together will all amendments, the "Registration Statement") and listed on the New York Stock Exchange. The cash portion of the merger consideration was funded by proceeds from Boise's offering of $500 million in aggregate principal amount of senior notes which closed on October 21, 2003, $150 million borrowed by Boise under an unsecured credit agreement with Bank of America, N.A., for itself and as agent for 12 other major financial institutions, which closed on December 8, 2003, and working capital. The terms of the merger are discussed in further detail in the joint proxy statement/prospectus dated November 5, 2003 and filed on November 6, 2003, forming a part of Amendment No. 3 to the Registration Statement filed on November 4, 2003. After the merger was consummated, OfficeMax's common shares were delisted from the New York Stock Exchange.

Item 7. Financial Statements and Exhibits.

(a)   Financial statements of business acquired.

  (1)
  The historical consolidated financial statements of OfficeMax as of and for the fiscal year ended January 25, 2003 and the related independent accountants' report are filed as Exhibit 99.1 to this current report.

  (2)
  The consolidated financial statements of OfficeMax as of January 25, 2003 and October 25, 2003 and for each of the 13 and 39 week periods ended October 26, 2002 and October 25, 2003 are filed as Exhibit 99.2 to this current report.

(b)   Pro forma financial information.

    The pro forma financial information required by Article 11 of Regulation S-X in connection with the transaction reported under Item 2 is not included herein. Such pro forma financial information will be filed no later than 60 days after the date this report must be filed, as permitted by section (a)(4) of Item 7 of Form 8-K.

(c)   Exhibits.

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger dated July 13, 2003 by and among Boise, Challis Corporation and OfficeMax (previously filed as Exhibit 2 to Boise's Current Report on Form 8-K filed on July 14, 2003 and incorporated by reference herein).
23.1	Consent of KPMG LLP.
99.1	The historical consolidated financial statements of OfficeMax as of and for the fiscal year ended January 25, 2003 and the related independent accountants' report.
99.2	The consolidated financial statements of OfficeMax as of January 25, 2003 and October 25, 2003 and for each of the 13 and 39 week periods ended October 26, 2002 and October 25, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2003

BOISE CASCADE CORPORATION
By:	/s/ KAREN E. GOWLAND Karen E. Gowland Vice President and Corporate Secretary

BOISE CASCADE CORPORATION

Exhibit Index

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger dated July 13, 2003 by and among Boise, Challis Corporation and OfficeMax (previously filed as Exhibit 2 to Boise's Current Report on Form 8-K filed on July 14, 2003 and incorporated by reference herein).
23.1	Consent of KPMG LLP.
99.1	The historical consolidated financial statements of OfficeMax as of and for the fiscal year ended January 25, 2003 and the related independent accountants' report.
99.2	The consolidated financial statements of OfficeMax as of January 25, 2003 and October 25, 2003 and for each of the 13 and 39 week periods ended October 26, 2002 and October 25, 2003.

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SIGNATURE
Exhibit Index